Exhibit 99.1

SPAR Group Announces Financial Results for the Fourth Quarter and Year Ended December 31, 2015

WHITE PLAINS, N.Y., March 30, 2016 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (Nasdaq: SGRP), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced financial results for the fourth quarter and year ended December 31, 2015.

Highlights for the three and twelve month periods ended December 31, 2015, as compared to the same periods in the prior year include:

●

Revenue for the fourth quarter of 2015 increased 0.7 percent to $32.3 million. Adjusting for the impact of foreign currency translation, revenue for the fourth quarter of 2015 increased $3.7 million, or 11.6 percent.

●

Net income attributable to SPAR Group for the fourth quarter of 2015 was $1.0 million, or $0.05 per diluted share, compared to $2.7 million, or $0.12 per diluted share, during the fourth quarter of 2014. Net income for the prior year period included a positive contribution of $1.9 million or $0.09 per diluted share related to the release of a deferred tax asset valuation allowance.

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Revenue for the fiscal year 2015 decreased 2.2 percent to $119.3 million. Adjusting for the impact of foreign currency translation, revenue for the fiscal year 2015 increased $7.5 million or 6.1 percent.

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Net income attributable to SPAR Group for the fiscal year 2015 was $892,000, or $0.04 per diluted share, compared to net income of $3.3 million, or $0.15 per diluted share for the fiscal year 2014. Net income for the prior year period included a positive contribution of $1.9 million or $0.09 per diluted share related to the release of a deferred tax asset valuation allowance.

Financial Results by Geography (in 000's)

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Revenue:	2015	2014	Change	2015	2014	Change
International	$21,448	$20,912	2.6%	$75,667	$75,617	0.1%
Domestic	10,828	11,140	(2.8)%	43,612	46,404	(6.0)%
Total	$32,276	$32,052	0.7%	$119,279	$122,021	(2.2)%

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net Income:	2015	2014	2015	2014
International	$877	$536	$505	$628
Domestic	151	2,142	387	2,640
Total	$1,028	$2,678	$892	$3,268

Earnings Per Share:
Basic	$0.05	$0.13	$0.04	$0.16
Diluted:	$0.05	$0.12	$0.04	$0.15

"Our financial performance for 2015 was a mix of strength in those geographies and business units where we have put in place new strategic initiatives, offset by weakness in areas where we have yet to implement change. In addition, positive sales and profit comparisons from acquisitive growth in China and strong performance in South Africa and Mexico were masked by the strength of the U.S. dollar relative to other currencies," commented Chief Executive Officer, Jill Blanchard. "While our performance has been inconsistent across geographies and business units, importantly we are having success in becoming a value partner to our clients and adding new global customers in late 2015, which will be incremental to revenue in the current year. Finally, we took our foot off of the accelerator in terms of investment in domestic business development. We expect this to stabilize profitability while allowing for modest growth with existing and new domestic customers. Overall, I’m encouraged that we have put in place the right strategic initiatives that will allow for more consistent financial performance in 2016 and beyond.”

Margin Profile by Geography

Gross Margin:

	Three Months Ended December 31,		Basis Point	Twelve Months Ended December 31,		Basis Point
	2015	2014	Change	2015	2014	Change
International	23.4%	25.2%	(178)	20.7%	20.8%	(6)
Domestic	31.8%	34.5%	(269)	31.1%	31.5%	(40)
Total	26.2%	28.4%	(220)	24.5%	24.9%	(34)

Operating Expenses as a % of Sales:

	Three Months Ended December 31,		Basis Point	Twelve Months Ended December 31,		Basis Point
	2015	2014	Change	2015	2014	Change
International	14.7%	18.8%	(411)	17.2%	18.2%	(100)
Domestic	29.0%	30.0%	(100)	29.7%	28.6%	111
Total	19.5%	22.7%	(320)	21.8%	22.2%	(38)

International gross profit margin for the fourth quarter of 2015 was 23.4% compared to 25.2% for the same period last year. The gross margin change relative to the prior period was primarily due to a mix of higher cost business in China, Mexico and Japan, partially offset by a mix of lower cost business in India, Australia, South Africa and Canada. International gross profit margin for the fiscal year 2015 was relatively unchanged year over year at 20.7%.

Domestic gross profit margin for the three months ended December 31, 2015, was 31.8% compared to 34.5% for the same period in 2014. The decrease in gross profit margin was primarily due to an unfavorable mix of project work compared to the same period last year. Domestic gross profit margin for the fiscal year 2015 was 31.1% compared to 31.5% for the prior year.

International operating income for fourth quarter of 2015 was $1.9 million, a 40 percent increase compared to $1.3 million during the same period in 2014. For fiscal 2015, international operating income was $2.7 million, a 37 percent increase from the prior year. International operating profit benefited from increased volume growth and the positive effect of foreign exchange on expenses.

Domestic operating income for the fourth quarter of 2015 was $301,000, versus $498,000 during the fourth quarter of 2014. For the fiscal year 2015, domestic operating income was $609,000, compared to $1.3 million during fiscal year 2015. The increase in domestic operating expense margin for the twelve month period ended December 31, 2015 compared to last year is primarily attributable to lower sales volumes.

Balance Sheet as of December 31, 2015

As of December 31, 2015, cash and cash equivalents totaled $5.7 million. Working capital was $16.8 million and current ratio was 2.3 to 1. Total current assets and total assets were $30.1 million and $43.4 million, respectively. Total current liabilities and total liabilities were $13.3 million and $19.0 million respectively, total equity was $24.4 million as of December 31, 2015.

Recorded Comments Available

Following the issuance of this release, the Company will provide recorded comments that can be accessed on the SPAR Group website under the "Investor Relations" section. http://investors.sparinc.com/releases.cfm

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide, primarily in mass merchandiser, office supply, value, grocery, drug, independent, convenience, toy, home improvement and electronics stores, as well as providing furniture and other product assembly services, audit services, in-store events, technology services and marketing research. The Company has supplied these project and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices. Audit services include price audits, point of sale audits, out of stock audits, intercept surveys and planogram audits. Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company currently does business in 9 countries that encompass approximately 50% of the total world population through its operations in the United States, Canada, Japan, South Africa, India, China, Australia, Mexico and Turkey. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Forward-Looking Statements

This Press Release contains and the above referenced recorded comments will contain "forward-looking statements" made by SPAR Group, Inc. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company"), will be filed shortly in a Current Report on Form 8-K by SGRP with the Securities and Exchange Commission (the "SEC"). There also are "forward looking statements" contained in SGRP's Annual Report on Form 10-K for the year ended December 31, 2015 (the "Annual Report"), which will be filed shortly by SGRP with the SEC, SGRP's definitive Proxy Statement respecting its Annual Meeting of Stockholders to be held on or about May 19, 2016 (the "Proxy Statement"), which SGRP expects to file with the SEC on or about April 25, 2016, and SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Annual Report and the Proxy Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, collectively, "Securities Laws").

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives (growth, customer value, employee development, productivity & efficiency, and earnings per share), building upon the Company's strong foundation, leveraging compatible global opportunities, improving on the value we already deliver to customers, our growing client base, continuing balance sheet strength, customer contract expansion, growing revenues and becoming profitable through organic growth and acquisitions, attracting new business that will increase SPAR Group's revenues, improving product mix, continuing to maintain or reduce costs or consummating any transactions. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether express or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Company Contact:

James R. Segreto
Chief Financial Officer
SPAR Group, Inc.
(914) 332-4100

Investor Contact:

Dave Mossberg
Three Part Advisors
(817) 310-0051

SPAR Group, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income (Loss)

 (In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net revenues	$32,276	$32,052	$119,279	$122,021
Cost of revenues	23,808	22,938	90,015	91,671
Gross profit	8,468	9,114	29,264	30,350

Selling, general and administrative expenses	5,805	6,786	24,094	25,308
Depreciation and amortization	491	493	1,905	1,753
Operating income	2,172	1,835	3,265	3,289

Interest expense	27	30	214	158
Other income, net	(175)	(90)	(243)	(292)
Income before income tax expense	2,320	1,895	3,294	3,423

Income tax expense (benefit)	385	(1,321)	819	(948)
Net income	1,935	3,216	2,475	4,371
Net income attributable to non-controlling interest	(907)	(538)	(1,583)	(1,103)
Net income attributable to SPAR Group, Inc.	$1,028	$2,678	$892	$3,268

Basic income per common share:	$0.05	$0.13	$0.04	$0.16

Diluted income per common share:	$0.05	$0.12	$0.04	$0.15

Weighted average common shares – basic	20,551	20,558	20,559	20,578

Weighted average common shares – diluted	21,546	21,743	21,573	21,830

Net income	$1,935	$3,216	$2,475	$4,371
Other comprehensive income (loss):
Foreign currency translation adjustments	100	(147)	(1,313)	(525)
Comprehensive income	2,035	3,069	1,162	3,846
Comprehensive loss attributable to non-controlling interest	(907)	(538)	(1,583)	(1,103)
Comprehensive income (loss) attributable to SPAR Group, Inc.	$1,128	$2,531	$(421)	$2,743

SPAR Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$5,718	$4,382
Accounts receivable, net	23,203	26,245
Deferred income taxes	529	464
Prepaid expenses and other current assets	661	868
Total current assets	30,111	31,959

Property and equipment, net	2,443	2,175
Goodwill	1,800	1,800
Intangible assets, net	2,551	3,149
Deferred income taxes	5,890	5,134
Other assets	611	353
Total assets	$43,406	$44,570

Liabilities and equity
Current liabilities:
Accounts payable	$2,984	$4,011
Accrued expenses and other current liabilities	7,082	8,149
Accrued expenses due to affiliates	78	487
Deferred income taxes	2,154	1,540
Customer deposits	503	659
Lines of credit and short-term loans	476	658
Total current liabilities	13,277	15,504
Long-term debt and other liabilities	5,731	5,855
Total liabilities	19,008	21,359

Equity:
SPAR Group, Inc. equity
Preferred stock, $.01 par value:
Authorized and available shares– 2,445,598 Issued and outstanding shares– None – December 31, 2015 and December 31, 2014	–	–
Common stock, $.01 par value:
Authorized shares – 47,000,000 Issued shares – 20,680,717 – December 31, 2015 and December 31, 2014	207	207
Treasury stock, at cost 119,695 shares – December 31, 2015 and 121,663 shares – December 31, 2014	(169)	(183)
Additional paid-in capital	15,871	15,519
Accumulated other comprehensive loss	(2,869)	(1,556)
Retained earnings	5,662	4,770
Total SPAR Group, Inc. equity	18,702	18,757
Non-controlling interest	5,696	4,454
Total equity	24,398	23,211
Total liabilities and equity	$43,406	$44,570